FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of June 1, 2015, to the Fund Administration Servicing Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the JENSEN FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended
Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel                By: /s/ Michael R. McVoy

Printed Name: John P. Buckel            Printed Name: Michael R. McVoy

Title: President                    Title: Executive Vice President

Jensen

Amended Exhibit B
to the Fund Administration Servicing Agreement – Trust for Professional Managers

Jensen Value Fund FUND ADMINISTRATION SERVICES ANNUAL FEE SCHEDULE at January, 2010

Annual fee based upon assets per fund* ___ basis points on the first $___ ___ basis points on the next $___ ___ basis points on the next $___ ___ basis points on the balance Minimum annual fee: $___
Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited to:
Postage, Stationery
Programming, Special Reports
Proxies, Insurance
EDGAR filing
Retention of records
Federal and state regulatory filing fees
Certain insurance premiums
Expenses from board of directors meetings
Auditing and legal expenses
Blue Sky conversion expenses (if necessary)
All other out-of-pocket expenses

*Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit B.

Jensen Investment Management, Inc.

By: /s/ Robert McIver
Name: Robert McIver
Title: President                    Date: 3/31/2015

Jensen

Amended Exhibit B (continued)
to the Fund Administration Servicing Agreement – Trust for Professional Managers

Jensen Value Fund CHIEF COMPLIANCE OFFICER SERVICES ANNUAL FEE SCHEDULE at June 1, 2015

Chief Compliance Officer Annual Fees (Per Advisor Relationship per Fund)*
- $____ for the first fund (subject to Board approval)
- $____ for each additional fund (subject to change based on Board review and approval)
- $____ per sub-advisor per fund

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit B.

Jensen Investment Management, Inc.

By: /s/ Robert McIver
Name: Robert McIver
Title: President            _        Date: 3/31/2015    ________________

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Jensen